FOURTH QUARTER 2016

EARNINGS RELEASE & SUPPLEMENTAL INFORMATION PACKAGE

American Homes 4 Rent

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American Homes 4 Rent

Earnings Press Release

American Homes 4 Rent Reports Fourth Quarter and Full Year 2016 Financial and Operating Results
AGOURA HILLS, Calif.—American Homes 4 Rent (NYSE: AMH) (the “Company”), a leading provider of high quality single-family homes for rent, today announced its financial and operating results for the quarter and year ended December 31, 2016.
Highlights

•	Total revenues increased 31.9% to $227.6 million for the fourth quarter of 2016 from $172.6 million for the fourth quarter of 2015.

•
Net income attributable to common shareholders was $2.4 million, and a $0.01 loss per diluted share, for the fourth quarter of 2016, compared to a net loss attributable to common shareholders of $20.5 million, or a $0.10 loss per diluted share, for the fourth quarter of 2015.

•
Core Funds from Operations attributable to common share and unit holders for the fourth quarter of 2016 was $75.9 million, or $0.26 per FFO share and unit, compared to $53.8 million, or $0.21 per FFO share and unit, for the same period in 2015, which represents a 25.1% increase on a per share and unit basis.

•
Adjusted Funds from Operations attributable to common share and unit holders for the fourth quarter of 2016 was $67.7 million, or $0.23 per FFO share and unit, compared to $46.2 million, or $0.18 per FFO share and unit, for the same period in 2015, which represents a 30.0% increase on a per share and unit basis.

•	Increased Core Net Operating Income ("Core NOI") margin on Same-Home properties to 64.4% for the fourth quarter of 2016, compared to 61.3% for the same period in 2015.

•	Core NOI after capital expenditures from Same-Home properties increased 11.4% and 12.1% year over year for the quarter and year ended December 31, 2016, respectively.

•	Maintained solid leasing performance with total and Same-Home portfolio leasing percentages of 94.7% and 95.4%, respectively, as of December 31, 2016.

•	Achieved rental rate growth with 2.7% and 3.3% rental rate increases on new and renewal leases, respectively, during the quarter ended December 31, 2016.

•	Authorized $400.0 million “at the market” common share offering program and issued 4.9 million Class A common shares for a total price of $104.0 million.

“The Company had a strong year of accomplishments on all fronts in 2016. We grew our portfolio by more than 24%, mostly as a result of our merger with American Residential Properties, which provided significant incremental opportunities to capture economies of scale and enhanced operating margins. As a result of this growth and our initiatives, we continued to strengthen our operational performance during the fourth quarter of 2016, producing a year over year Same-Home quarterly Core NOI growth after capital expenditures of 11.4%, which in turn drove year over year increases in our Core FFO per share and AFFO per share of 25.1% and 30.0%, respectively,” stated David Singelyn, American Homes 4 Rent's Chief Executive Officer. "As we move forward in 2017 and beyond, our portfolio is well positioned for further growth and our balance sheet provides the strength and flexibility to allow us to capitalize on potential opportunities as we continue to drive long term value for our shareholders."
Fourth Quarter 2016 Financial Results
Total revenues increased 31.9% to $227.6 million for the fourth quarter of 2016 from $172.6 million for the fourth quarter of 2015. Revenue growth was primarily driven by continued strong leasing activity, as our total leased portfolio grew to 44,798 homes as of December 31, 2016, which included 7,170 homes acquired from American Residential Properties ("ARPI"), compared to 36,403 homes as of December 31, 2015.

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American Homes 4 Rent

Earnings Press Release (continued)

Net income attributable to common shareholders totaled $2.4 million, and a $0.01 loss per diluted share, for the fourth quarter of 2016, compared to a net loss attributable to common shareholders of $20.5 million, or a $0.10 loss per diluted share, for the fourth quarter of 2015. This improvement was primarily attributable to higher revenues, lower acquisition fees and costs expensed and a net gain on the sale of single-family properties, partially offset by increases in property operating and depreciation expenses resulting from growth in our property count and a rise in interest expense due to higher outstanding borrowings.
Core NOI from Same-Home properties increased 10.0% to $69.2 million for the fourth quarter of 2016, compared to $62.9 million for the fourth quarter of 2015. This increase was primarily due to higher average occupancy levels, rental rate growth and lower maintenance and turnover costs resulting from operational enhancements. After capital expenditures, Core NOI from Same-Home properties increased 11.4% to $65.7 million for the fourth quarter of 2016, compared to $59.0 million for the fourth quarter of 2015. This additional improvement was attributable to our operational enhancements, which also resulted in lower levels of capital expenditures.
Core NOI on our total portfolio increased 35.6% to $129.1 million for the fourth quarter of 2016, compared to $95.2 million for the fourth quarter of 2015. This increase was primarily due to substantial growth in rental income resulting from a larger number of leased properties, including those acquired from ARPI.
Core Funds from Operations attributable to common share and unit holders ("Core FFO attributable to common share and unit holders") was $75.9 million, or $0.26 per FFO share and unit, for the fourth quarter of 2016, compared to $53.8 million, or $0.21 per FFO share and unit, for the fourth quarter of 2015. Adjusted Funds from Operations attributable to common share and unit holders ("Adjusted FFO attributable to common share and unit holders") for the fourth quarter of 2016 was $67.7 million, or $0.23 per FFO share and unit, compared to $46.2 million, or $0.18 per FFO share and unit, for the fourth quarter of 2015.
Full Year 2016 Financial Results
Total revenues increased 39.4% to $878.9 million for the year ended December 31, 2016, from $630.6 million for the year ended December 31, 2015. Revenue growth was primarily driven by continued strong leasing activity, as our total leased portfolio grew to 44,798 homes as of December 31, 2016, which includes 7,170 homes acquired from ARPI, compared to 36,403 homes as of December 31, 2015.
Net loss attributable to common shareholders totaled $33.5 million, or $0.14 per basic and diluted share, for the year ended December 31, 2016, compared to a net loss attributable to common shareholders of $84.6 million, or $0.40 per basic and diluted share, for the year ended December 31, 2015. This improvement was primarily attributable to higher revenues, a net gain on the sale of single-family properties and a gain on the conversion of Series E convertible units into Series D convertible units, partially offset by increases in property operating and depreciation expenses resulting from growth in our property count, a rise in interest expense due to higher outstanding borrowings and a loss on the early extinguishment of debt.
Core Net Operating Income from Same-Home properties increased 8.8% to $266.3 million for the year ended December 31, 2016, compared to $244.8 million for the year ended December 31, 2015. This increase was primarily due to higher average occupancy levels, rental rate growth and lower maintenance and turnover costs resulting from operational enhancements. After capital expenditures, Core NOI from Same-Home properties increased 12.1% to $249.0 million for the year ended December 31, 2016, compared to $222.1 million for the year ended December 31, 2015. This additional improvement was attributable to our operational enhancements, which also resulted in lower levels of capital expenditures.
Core NOI on our total portfolio increased 39.0% to $476.6 million for the year ended December 31, 2016, compared to $343.0 million for the year ended December 31, 2015. This increase was primarily due to substantial growth in rental income resulting from a larger number of leased properties, including those acquired from ARPI.

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American Homes 4 Rent

Earnings Press Release (continued)

Core FFO attributable to common share and unit holders was $282.1 million, or $0.97 per FFO share and unit, for the year ended December 31, 2016, compared to $190.4 million, or $0.72 per FFO share and unit, for the year ended December 31, 2015. Adjusted FFO attributable to common share and unit holders for the year ended December 31, 2016, was $242.5 million, or $0.84 per FFO share and unit, compared to $148.6 million, or $0.56 per FFO share and unit, for the year ended December 31, 2015.
Core NOI, Same-Home Core NOI, Same-Home Core NOI after capital expenditures, Funds from Operations attributable to common share and unit holders ("FFO attributable to common share and unit holders"), Core FFO attributable to common share and unit holders, and Adjusted FFO attributable to common share and unit holders are supplemental non-GAAP financial measures. Reconciliations to GAAP measures are provided in a schedule accompanying this press release.
Portfolio
As of December 31, 2016, the Company had 44,798 leased properties, an increase of 52 properties from September 30, 2016. As of December 31, 2016, the leased percentage on Same-Home properties was 95.4%, compared to 95.9% as of September 30, 2016.
Investments
During the fourth quarter of 2016, the Company’s total portfolio grew to 48,422 homes as of December 31, 2016, including 1,119 homes held for sale, compared to 48,153 homes as of September 30, 2016, including 1,238 homes held for sale, an increase of 269 homes, which included 398 homes acquired, 127 homes sold and 2 homes rescinded. The 127 homes sold during the fourth quarter of 2016 generated total net proceeds of $16.7 million, resulting in a net gain of $1.3 million.
Capital Activities and Balance Sheet
In November 2016, the Company established an “at the market” common share offering program under which we may issue Class A common shares from time to time through various sales agents up to an aggregate of $400.0 million. The program does not have an expiration date, but may be suspended or terminated by the Company at any time. During the fourth quarter of 2016, the Company issued and sold 4.9 million Class A common shares for gross proceeds of $104.0 million, or $21.13 per share, and net proceeds of $102.8 million, after commissions and other expenses of approximately $1.2 million. As of December 31, 2016, $296.0 million remained available for future share issuances under the program.
As of December 31, 2016, the Company had cash and cash equivalents of $118.8 million and had total outstanding debt of $3.0 billion, excluding an unamortized discount on acquired debt, the value of exchangeable senior notes classified within equity and unamortized deferred loan costs, with a weighted-average stated interest rate of 3.78% and a weighted-average term to maturity of 13.4 years. The Company’s $650.0 million revolving credit facility and $350.0 million term loan facility had outstanding borrowings of zero and $325.0 million, respectively, at the end of the year.
Additional Information
A copy of the Company’s Fourth Quarter 2016 Earnings Release and Supplemental Information Package and this press release are available on our website at www.americanhomes4rent.com. This information has also been furnished to the SEC in a current report on Form 8-K.

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American Homes 4 Rent

Earnings Press Release (continued)

Conference Call
A conference call is scheduled on Friday, February 24, 2017, at 11:00 a.m. Eastern Time to discuss the Company’s financial results for the quarter and full year ended December 31, 2016, and to provide an update on its business. The domestic dial-in number is (877) 705-6003 (for U.S. and Canada) and the international dial-in number is (201) 493-6725 (passcode not required). A simultaneous audio webcast may be accessed by using the link at www.americanhomes4rent.com, under “For Investors.” A replay of the conference call may be accessed through Friday, March 10, 2017, by calling (844) 512-2921 (U.S. and Canada) or (412) 317-6671 (international), replay passcode number 13654072#, or by using the link at www.americanhomes4rent.com, under “For Investors.”
About American Homes 4 Rent
American Homes 4 Rent (NYSE: AMH) is a leader in the single-family home rental industry and “American Homes 4 Rent” is fast becoming a nationally recognized brand for rental homes, known for high quality, good value and tenant satisfaction. We are an internally managed Maryland real estate investment trust, or REIT, focused on acquiring, renovating, leasing, and operating attractive, single-family homes as rental properties. As of December 31, 2016, we owned 48,422 single-family properties in selected submarkets in 22 states.
Forward-Looking Statements
This press release contains “forward-looking statements.” These forward-looking statements relate to beliefs, expectations or intentions and similar statements concerning matters that are not of historical fact and are generally accompanied by words such as “estimate,” “project,” “predict,” “believe,” “expect,” “anticipate,” “intend,” “potential,” “plan,” “goal” or other words that convey the uncertainty of future events or outcomes. Examples of forward-looking statements contained in this press release include, among others, our belief that we will continue to capture the benefits of our recent maintenance initiatives and will continue to generate strong results. The Company has based these forward-looking statements on its current expectations and assumptions about future events. While the Company's management considers these expectations to be reasonable, they are inherently subject to risks, contingencies and uncertainties, most of which are difficult to predict and many of which are beyond the Company’s control and could cause actual results to differ materially from any future results, performance or achievements expressed or implied by these forward-looking statements. Investors should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. The Company undertakes no obligation to update any forward-looking statements to conform to actual results or changes in its expectations, unless required by applicable law. For a further description of the risks and uncertainties that could cause actual results to differ from those expressed in these forward-looking statements, as well as risks relating to the business of the Company in general, see the “Risk Factors” disclosed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2015, and in the Company’s subsequent filings with the SEC.
Non-GAAP Financial Measures
This press release and the Fourth Quarter 2016 Earnings Release and Supplemental Information Package include FFO attributable to common share and unit holders, Core FFO attributable to common share and unit holders, Adjusted FFO attributable to common share and unit holders, Core NOI, Same-Home Core NOI and Same-Home Core NOI after capital expenditures, which are non-GAAP financial measures. We believe these measures are helpful in understanding our financial performance and are widely used in the REIT industry. Because other REITs may not compute these financial measures in the same manner, they may not be comparable among REITs. In addition, these metrics are not substitutes for net income / (loss) or net cash flows from operating activities, as defined by GAAP, as measures of our liquidity, operating performance or ability to pay dividends. Reconciliations of these non-GAAP financial measures to the most directly comparable GAAP measures are included in this press release and in the Fourth Quarter 2016 Earnings Release and Supplemental Information Package.

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American Homes 4 Rent

Fact Sheet
(Amounts in thousands, except per share and property data)
(Unaudited)

	For the Three Months Ended Dec 31,		For the Years Ended Dec 31,
	2016	2015	2016	2015
Operating Data
Core revenues from single-family properties	$199,518	$153,399	$760,868	$561,388
Core net operating income	$129,096	$95,230	$476,617	$343,004
Core net operating income margin	64.7%	62.1%	62.6%	61.1%
G&A expense as % of total revenues	3.5%	3.7%	3.5%	3.9%
Annualized G&A expense as % of total assets	0.40%	0.38%	0.38%	0.37%
Adjusted EBITDA	$122,064	$88,638	$454,415	$309,745
Per FFO share and unit:
FFO attributable to common share and unit holders	$0.24	$0.17	$0.88	$0.62
Core FFO attributable to common share and unit holders	$0.26	$0.21	$0.97	$0.72
Adjusted FFO attributable to common share and unit holders	$0.23	$0.18	$0.84	$0.56

	Dec 31, 2016	Sep 30, 2016	Jun 30, 2016	Mar 31, 2016	Dec 31, 2015
Selected Balance Sheet Information - end of period
Single-family properties, net	$7,547,856	$7,545,398	$7,521,659	$7,561,189	$6,289,938
Total assets	$8,107,210	$8,086,499	$8,252,400	$8,097,710	$6,751,219
Outstanding borrowings under credit facilities, net	$321,735	$321,575	$142,000	$438,000	$—
Total debt	$2,981,062	$2,988,383	$3,166,858	$3,469,465	$2,580,962
Total equity capitalization	$7,246,557	$7,331,502	$6,978,527	$5,150,343	$4,824,925
Total market capitalization	$10,227,619	$10,319,885	$10,145,385	$8,619,808	$7,405,887
Total debt to total market capitalization	29.1%	29.0%	31.2%	40.2%	34.9%
NYSE AMH Class A common share closing price	$20.98	$21.64	$20.48	$15.90	$16.66

Portfolio Data - end of period
Occupied single-family properties	44,559	44,267	44,021	43,907	35,958
Executed leases for future occupancy	239	479	708	548	445
Total leased single-family properties	44,798	44,746	44,729	44,455	36,403
Single-family properties in acquisition process	66	86	65	109	151
Single-family properties being renovated	246	320	118	211	325
Single-family properties being prepared for re-lease	91	90	177	136	178
Vacant single-family properties available for re-lease	1,985	1,625	1,333	1,242	1,432
Vacant single-family properties available for initial lease	117	48	34	221	246
Total single-family properties, excluding held for sale	47,303	46,915	46,456	46,374	38,735
Single-family properties held for sale	1,119	1,238	1,582	1,581	45
Total single-family properties	48,422	48,153	48,038	47,955	38,780
Total leased percentage (1)	94.7%	95.4%	96.3%	95.9%	94.0%
Total occupancy percentage (1)	94.2%	94.4%	94.8%	94.7%	92.8%
Same-Home leased percentage (25,270 properties)	95.4%	95.9%	97.0%	96.9%	95.3%
Same-Home occupancy percentage (25,270 properties)	94.9%	94.8%	95.5%	95.8%	94.3%

Other Data
Distributions declared per common share	$0.05	$0.05	$0.05	$0.05	$0.05
Distributions declared per Series A participating preferred share	$0.31	$0.31	$0.31	$0.31	$0.31
Distributions declared per Series B participating preferred share	$0.31	$0.31	$0.31	$0.31	$0.31
Distributions declared per Series C participating preferred share	$0.34	$0.34	$0.34	$0.34	$0.34
Distributions declared per Series D perpetual preferred share (2)	$0.41	$0.41	$0.17	$—	$—
Distributions declared per Series E perpetual preferred share (2)	$0.40	$0.41	$—	$—	$—

(1)
Beginning January 1, 2016, leased and occupancy percentages are calculated based on single-family properties, excluding held for sale. Prior period percentages have been restated to conform to the current presentation.

(2)
Series D perpetual preferred shares offering close date and initial dividend start date is May 24, 2016. Series E perpetual preferred shares offering close date and initial dividend start date is June 29, 2016, with the initial distribution in the third quarter of 2016.

Refer to "Defined Terms and Non-GAAP Reconciliations" for definitions of metrics and reconciliations to GAAP.	7

American Homes 4 Rent

Consolidated Statements of Operations
(Amounts in thousands, except share and per share data)

	For the Three Months Ended Dec 31,		For the Years Ended Dec 31,
	2016	2015	2016	2015
	(Unaudited)	(Unaudited)	(Unaudited)
Revenues:
Rents from single-family properties	$198,980	$152,406	$757,603	$559,719
Fees from single-family properties	2,415	1,965	10,234	7,646
Tenant charge-backs	23,177	16,331	95,254	56,546
Other	2,987	1,885	15,798	6,665
Total revenues	227,559	172,587	878,889	630,576

Expenses:
Property operating expenses	95,476	76,456	386,474	292,155
General and administrative expense	8,026	6,409	30,992	24,906
Interest expense	31,538	27,874	130,847	89,413
Noncash share-based compensation expense	892	782	3,636	3,125
Acquisition fees and costs expensed	544	5,280	11,443	19,577
Depreciation and amortization	74,164	62,163	298,677	242,848
Other	5,496	1,084	11,978	3,770
Total expenses	216,136	180,048	874,047	675,794

Gain on sale of single-family properties, net	1,995	—	14,569	—
Loss on early extinguishment of debt	—	—	(13,408)	—
Gain on conversion of Series E units	—	—	11,463	—
Remeasurement of Series E units	—	(1,356)	—	2,100
Remeasurement of preferred shares	(4,080)	(2,530)	(7,020)	(4,830)

Net income (loss)	9,338	(11,347)	10,446	(47,948)

Noncontrolling interest	(6,640)	3,558	3,751	14,353
Dividends on preferred shares	13,587	5,569	40,237	22,276

Net income (loss) attributable to common shareholders	$2,391	$(20,474)	$(33,542)	$(84,577)

Weighted-average shares outstanding:
Basic	239,887,357	208,045,996	234,010,168	210,600,111
Diluted	295,965,589	208,045,996	234,010,168	210,600,111

Net income (loss) attributable to common shareholders per share:
Basic	$0.01	$(0.10)	$(0.14)	$(0.40)
Diluted	$(0.01)	$(0.10)	$(0.14)	$(0.40)

Refer to "Defined Terms and Non-GAAP Reconciliations" for definitions of metrics and reconciliations to GAAP.	8

American Homes 4 Rent

Funds from Operations
(Amounts in thousands, except share and per share data)
(Unaudited)

	For the Three Months Ended Dec 31,		For the Years Ended Dec 31,
	2016	2015	2016	2015
Net income (loss) attributable to common shareholders	$2,391	$(20,474)	$(33,542)	$(84,577)
Adjustments:
Noncontrolling interests in the Operating Partnership	(6,525)	3,657	4,313	14,510
Net loss (gain) on sale / impairment of single-family properties	1,508	—	(9,599)	—
Depreciation and amortization	74,164	62,163	298,677	242,848
Less: depreciation and amortization of non-real estate assets	(2,046)	(1,351)	(6,391)	(6,869)
Less: outside interest in depreciation of partially owned properties	—	(98)	—	(977)
FFO attributable to common share and unit holders	$69,492	$43,897	$253,458	$164,935
Adjustments:
Acquisition fees and costs expensed	544	5,280	11,443	19,577
Noncash share-based compensation expense	892	782	3,636	3,125
Noncash interest expense related to acquired debt	865	—	4,564	—
Loss on early extinguishment of debt	—	—	13,408	—
Gain on conversion of Series E units	—	—	(11,463)	—
Remeasurement of Series E units	—	1,356	—	(2,100)
Remeasurement of preferred shares	4,080	2,530	7,020	4,830
Core FFO attributable to common share and unit holders	$75,873	$53,845	$282,066	$190,367
Recurring capital expenditures	(6,353)	(5,761)	(31,536)	(32,204)
Leasing costs	(1,806)	(1,844)	(8,005)	(9,577)
Adjusted FFO attributable to common share and unit holders	$67,714	$46,240	$242,525	$148,586

Per FFO share and unit:
FFO attributable to common share and unit holders	$0.24	$0.17	$0.88	$0.62
Core FFO attributable to common share and unit holders	$0.26	$0.21	$0.97	$0.72
Adjusted FFO attributable to common share and unit holders	$0.23	$0.18	$0.84	$0.56

Weighted-average FFO shares and units:
Common shares outstanding	239,887,357	208,045,996	234,010,168	210,600,111
Class A units	55,555,960	14,440,670	43,902,364	14,440,670
Series C units	—	31,085,974	4,926,193	31,085,974
Series D units	—	4,375,000	5,821,380	4,375,000
Series E units	—	4,375,000	705,260	4,375,000
Total weighted-average FFO shares and units	295,443,317	262,322,640	289,365,365	264,876,755
FFO attributable to common share and unit holders is a non-GAAP financial measure defined as net income or loss calculated in accordance with GAAP, excluding extraordinary items, as defined by GAAP, gains and losses from sales or impairment of real estate, plus real estate-related depreciation and amortization (excluding amortization of deferred financing costs and depreciation of non-real estate assets), and after adjustment for unconsolidated partnerships and joint ventures.

Core FFO attributable to common share and unit holders is a non-GAAP financial measure calculated by adjusting FFO attributable to common share and unit holders for (1) acquisition fees and costs expensed incurred with recent business combinations and the acquisition of individual properties, (2) noncash share-based compensation expense, (3) noncash interest expense related to acquired debt, (4) gain or loss on early extinguishment of debt, (5) noncash gain or loss on conversion of convertible units and (6) noncash fair value adjustments associated with remeasuring our Series E convertible units liability and preferred shares derivative liability to fair value.

Adjusted FFO attributable to common share and unit holders is a non-GAAP financial measure calculated by adjusting Core FFO attributable to common share and unit holders for (1) recurring capital expenditures that are necessary to help preserve the value and maintain functionality of our single-family properties and (2) actual leasing costs incurred during the period. As many of our homes are still recently acquired and / or renovated, we estimate recurring capital expenditures for our entire portfolio by multiplying (a) current period actual capital expenditures per Same-Home property by (b) our total number of properties, excluding non-stabilized and held for sale properties.

Refer to "Defined Terms and Non-GAAP Reconciliations" for definitions of metrics and reconciliations to GAAP.	9

American Homes 4 Rent

Core Net Operating Income - Total Portfolio
(Amounts in thousands)
(Unaudited)

	For the Three Months Ended Dec 31,		For the Years Ended Dec 31,
	2016	2015	2016	2015
Rents from single-family properties	$198,980	$152,406	$757,603	$559,719
Fees from single-family properties	2,415	1,965	10,234	7,646
Bad debt expense	(1,877)	(972)	(6,969)	(5,977)
Core revenues from single-family properties	199,518	153,399	760,868	561,388

Property operating expenses (1)	95,476	75,472	386,474	280,907
Expenses reimbursed by tenant charge-backs	(23,177)	(16,331)	(95,254)	(56,546)
Bad debt expense	(1,877)	(972)	(6,969)	(5,977)
Core property operating expenses	70,422	58,169	284,251	218,384

Core net operating income	$129,096	$95,230	$476,617	$343,004
Core net operating income margin	64.7%	62.1%	62.6%	61.1%

(1)
Property operating expenses for the quarter and year ended December 31, 2015, reflect amounts previously presented as leased property operating expenses, which have been combined into property operating expenses to conform to the current presentation.

	For the Three Months Ended Dec 31, 2016
	Same-Home Properties	Stabilized, Non-Same-Home Properties	Former ARPI Properties	Other & Held for Sale Properties (1)	Total Single-Family Properties
Property count	25,270	11,223	7,498	4,431	48,422

Rents from single-family properties	$107,316	$47,661	$30,222	$13,781	$198,980
Fees from single-family properties	1,222	560	368	265	2,415
Bad debt expense	(1,019)	(450)	(322)	(86)	(1,877)
Core revenues from single-family properties	107,519	47,771	30,268	13,960	199,518

Property tax	19,028	7,910	5,162	2,604	34,704
HOA fees, net of tenant charge-backs	2,037	760	710	433	3,940
R&M and turnover costs, net of tenant charge-backs	6,617	2,273	1,788	1,209	11,887
In-house maintenance	1,189	518	327	177	2,211
Insurance	1,106	496	372	247	2,221
Property management	8,331	3,702	2,345	1,081	15,459
Core property operating expenses	38,308	15,659	10,704	5,751	70,422

Core net operating income	$69,211	$32,112	$19,564	$8,209	$129,096
Core net operating income margin	64.4%	67.2%	64.6%	58.8%	64.7%

(1)	Includes 2,383 properties acquired through bulk purchases, 929 non-stabilized properties and 1,119 properties classified as held for sale.

Core Net Operating Income ("Core NOI") is a supplemental non-GAAP financial measure defined as rents and fees from single-family properties, net of bad debt expense, less property operating expenses for single-family properties, excluding expenses reimbursed by tenant charge-backs and bad debt expense.

Refer to "Defined Terms and Non-GAAP Reconciliations" for definitions of metrics and reconciliations to GAAP.	10

American Homes 4 Rent

Same-Home Results – Quarterly and Year-to-Date Comparisons
(Amounts in thousands, except property and per property data)
(Unaudited)

	For the Three Months Ended Dec 31,			For the Years Ended Dec 31,
	2016	2015	Change	2016	2015	Change
Number of Same-Home properties	25,270	25,270		25,270	25,270
Leased percentage as of period end	95.4%	95.4%	—%	95.4%	95.4%	—%
Occupancy percentage as of period end	94.9%	94.3%	0.6%	94.9%	94.3%	0.6%
Average occupancy percentage	94.8%	94.1%	0.7%	95.1%	94.0%	1.1%
Economic occupancy percentage	94.6%	93.6%	1.0%	95.1%	93.1%	2.0%
Average contractual monthly rent as of end of period	$1,502	$1,448	3.7%	$1,502	$1,448	3.7%
Retention rate	63.7%	65.0%	(1.3)%	67.5%	68.5%	(1.0)%
Turnover rate	8.6%	8.2%	0.4%	41.0%	40.9%	0.1%

Core Net Operating Income from Same-Home Properties:
Rents from single-family properties	$107,316	$101,886	5.3%	$424,547	$403,252	5.3%
Fees from single-family properties	1,222	1,261	(3.1)%	5,398	4,909	10.0%
Bad debt	(1,019)	(559)	82.3%	(3,585)	(4,333)	(17.3)%
Core revenues from Same-Home properties	107,519	102,588	4.8%	426,360	403,828	5.6%

Property tax	19,028	18,576	2.4%	77,968	72,496	7.5%
HOA fees, net of tenant charge-backs	2,037	2,117	(3.8)%	8,160	8,354	(2.3)%
R&M and turnover costs, net of tenant charge-backs	6,617	8,647	(23.5)%	30,488	37,345	(18.4)%
In-house maintenance	1,189	—	—%	3,574	—	—%
Insurance	1,106	1,356	(18.4)%	4,569	5,344	(14.5)%
Property management	8,331	9,000	(7.4)%	35,267	35,457	(0.5)%
Core property operating expenses from Same-Home properties	38,308	39,696	(3.5)%	160,026	158,996	0.6%

Core net operating income	$69,211	$62,892	10.0%	$266,334	$244,832	8.8%
Core net operating income margin	64.4%	61.3%		62.5%	60.6%

Capital expenditures	3,469	3,856	(10.0)%	17,347	22,756	(23.8)%
Core net operating income after capital expenditures	$65,742	$59,036	11.4%	$248,987	$222,076	12.1%

Per property:
Average capital expenditures	$137	$153	(10.0)%	$686	$901	(23.8)%
Average R&M and turnover costs, net of tenant charge-backs, in-house maintenance and capital expenditures	$446	$495	(9.9)%	$2,034	$2,378	(14.5)%

Same-Home Results – Sequential Quarterly History

	For the Three Months Ended
	Dec 31, 2016	Sep 30, 2016	Jun 30, 2016	Mar 30, 2016	Dec 31, 2015
Core Net Operating Income from Same-Home Properties:
Rents from single-family properties	$107,316	$106,859	$105,968	$104,404	$101,886
Fees from single-family properties	1,222	1,516	1,353	1,307	1,261
Bad debt	(1,019)	(1,233)	(712)	(621)	(559)
Core revenues from Same-Home properties	107,519	107,142	106,609	105,090	102,588

Property tax	19,028	19,655	20,075	19,210	18,576
HOA fees, net of tenant charge-backs	2,037	2,082	1,998	2,043	2,117
R&M and turnover costs, net of tenant charge-backs	6,617	8,934	7,525	7,412	8,647
In-house maintenance	1,189	1,162	725	498	—
Insurance	1,106	1,114	1,133	1,216	1,356
Property management	8,331	8,879	8,796	9,261	9,000
Core property operating expenses from Same-Home properties	38,308	41,826	40,252	39,640	39,696

Core net operating income	$69,211	$65,316	$66,357	$65,450	$62,892
Core net operating income margin	64.4%	61.0%	62.2%	62.3%	61.3%

Capital expenditures	3,469	5,719	4,833	3,326	3,856
Core net operating income after capital expenditures	$65,742	$59,597	$61,524	$62,124	$59,036

Per property:
Average capital expenditures	$137	$226	$191	$132	$153
Average R&M and turnover costs, net of tenant charge-backs, in-house maintenance and capital expenditures	$446	$626	$518	$444	$495

Refer to "Defined Terms and Non-GAAP Reconciliations" for definitions of metrics and reconciliations to GAAP.	11

American Homes 4 Rent

Same-Home Results – Operating Metrics by Market

				Average Contractual Monthly Rent (1)
Market	Number of Properties	Gross Book Value per Property	% of 4Q16 NOI	Dec 31, 2016	Dec 31, 2015	% Change
Dallas-Fort Worth, TX	2,351	$162,444	9.4%	$1,627	$1,553	4.8%
Indianapolis, IN	2,207	151,846	7.3%	1,321	1,301	1.6%
Atlanta, GA	1,537	170,634	6.3%	1,475	1,396	5.6%
Greater Chicago area, IL and IN	1,496	176,216	5.1%	1,717	1,679	2.3%
Cincinnati, OH	1,443	175,292	6.0%	1,493	1,457	2.5%
Houston, TX	1,334	179,175	4.8%	1,665	1,630	2.1%
Charlotte, NC	1,305	172,947	5.6%	1,469	1,400	4.9%
Nashville, TN	1,105	207,670	5.8%	1,648	1,592	3.5%
Jacksonville, FL	1,066	151,875	3.5%	1,391	1,334	4.3%
Raleigh, NC	967	181,596	4.0%	1,440	1,389	3.7%
Phoenix, AZ	941	156,779	3.3%	1,233	1,173	5.1%
Columbus, OH	914	152,975	3.7%	1,489	1,427	4.4%
Tampa, FL	866	197,919	3.6%	1,643	1,588	3.5%
Salt Lake City, UT	744	220,296	3.8%	1,557	1,493	4.3%
Las Vegas, NV	664	174,674	2.8%	1,426	1,358	5.0%
Orlando, FL	656	169,860	2.5%	1,527	1,448	5.5%
Austin, TX	439	150,850	1.5%	1,458	1,395	4.5%
Greensboro, NC	412	171,483	1.7%	1,388	1,342	3.4%
San Antonio, TX	404	153,525	1.3%	1,460	1,405	3.9%
Charleston, SC	401	180,657	1.7%	1,570	1,496	4.9%
All Other (2)	4,018	180,243	16.3%	1,470	1,423	3.3%
Total / Average	25,270	$173,058	100.0%	$1,502	$1,448	3.7%

	Average Occupancy Percentage			Average Occupancy Percentage
Market	4Q16 QTD	4Q15 QTD	Change	4Q16 YTD	4Q15 YTD	Change
Dallas-Fort Worth, TX	95.5%	95.8%	(0.3)%	95.9%	95.9%	—%
Indianapolis, IN	94.3%	92.8%	1.5%	94.4%	91.4%	3.0%
Atlanta, GA	96.2%	95.5%	0.7%	96.3%	95.7%	0.6%
Greater Chicago area, IL and IN	95.0%	92.5%	2.5%	95.1%	93.1%	2.0%
Cincinnati, OH	95.3%	92.1%	3.2%	94.7%	92.7%	2.0%
Houston, TX	92.7%	92.8%	(0.1)%	93.2%	93.3%	(0.1)%
Charlotte, NC	94.9%	95.4%	(0.5)%	95.6%	95.6%	—%
Nashville, TN	94.5%	94.2%	0.3%	95.3%	94.1%	1.2%
Jacksonville, FL	94.7%	93.4%	1.3%	94.8%	93.6%	1.2%
Raleigh, NC	94.1%	94.5%	(0.4)%	95.1%	94.4%	0.7%
Phoenix, AZ	97.1%	95.5%	1.6%	96.9%	95.3%	1.6%
Columbus, OH	95.4%	94.4%	1.0%	95.7%	94.6%	1.1%
Tampa, FL	95.0%	93.9%	1.1%	95.0%	95.4%	(0.4)%
Salt Lake City, UT	96.1%	95.2%	0.9%	96.0%	93.5%	2.5%
Las Vegas, NV	96.5%	96.1%	0.4%	96.6%	95.8%	0.8%
Orlando, FL	96.6%	95.4%	1.2%	96.3%	95.4%	0.9%
Austin, TX	94.6%	94.3%	0.3%	94.3%	95.0%	(0.7)%
Greensboro, NC	94.7%	93.7%	1.0%	95.1%	94.2%	0.9%
San Antonio, TX	93.4%	94.8%	(1.4)%	94.5%	95.5%	(1.0)%
Charleston, SC	96.4%	92.4%	4.0%	95.3%	93.3%	2.0%
All Other (2)	93.6%	93.6%	—%	94.1%	92.8%	1.3%
Total / Average	94.8%	94.1%	0.7%	95.1%	94.0%	1.1%

(1)	Average contractual monthly rent as of end of period.

(2)	Represents 22 markets in 15 states.

Refer to "Defined Terms and Non-GAAP Reconciliations" for definitions of metrics and reconciliations to GAAP.	12

American Homes 4 Rent

Consolidated Balance Sheets
(Amounts in thousands)

	Dec 31, 2016	Dec 31, 2015
	(Unaudited)
Assets
Single-family properties:
Land	$1,512,183	$1,229,017
Buildings and improvements	6,614,953	5,469,533
Single-family properties held for sale, net	87,430	7,432
	8,214,566	6,705,982
Less: accumulated depreciation	(666,710)	(416,044)
Single-family properties, net	7,547,856	6,289,938
Cash and cash equivalents	118,799	57,686
Restricted cash	131,442	111,282
Rent and other receivables, net	17,618	13,936
Escrow deposits, prepaid expenses and other assets	133,594	121,627
Deferred costs and other intangibles, net	11,956	10,429
Asset-backed securitization certificates	25,666	25,666
Goodwill	120,279	120,655
Total assets	$8,107,210	$6,751,219

Liabilities
Revolving credit facilities	$—	$—
Term loan facility, net	321,735	—
Asset-backed securitizations, net	2,442,863	2,473,643
Exchangeable senior notes, net	108,148	—
Secured note payable	49,828	50,752
Accounts payable and accrued expenses	177,206	154,751
Amounts payable to affiliates	—	4,093
Contingently convertible Series E units liability	—	69,957
Preferred shares derivative liability	69,810	62,790
Total liabilities	3,169,590	2,815,986

Commitments and contingencies

Equity
Shareholders' equity:
Class A common shares	2,427	2,072
Class B common shares	6	6
Preferred shares	370	171
Additional paid-in capital	4,568,616	3,554,063
Accumulated deficit	(378,578)	(296,865)
Accumulated other comprehensive income (loss)	95	(102)
Total shareholders' equity	4,192,936	3,259,345

Noncontrolling interest	744,684	675,888
Total equity	4,937,620	3,935,233

Total liabilities and equity	$8,107,210	$6,751,219

Refer to "Defined Terms and Non-GAAP Reconciliations" for definitions of metrics and reconciliations to GAAP.	13

American Homes 4 Rent

Debt Summary and Maturity Schedule as of December 31, 2016
(Amounts in thousands)

	Balance	% of Total	Interest Rate (1)	Years to Maturity
Floating rate debt:
Revolving credit facility (2)	$—	—%	2.62%	3.6
Term loan facility (3)	325,000	10.9%	2.57%	4.6
AH4R 2014-SFR1 (4)	456,074	15.3%	2.31%	2.4
Total floating rate debt	781,074	26.2%	2.42%	3.3

Fixed rate debt:
AH4R 2014-SFR2	501,810	16.8%	4.42%	7.8
AH4R 2014-SFR3	517,827	17.4%	4.40%	7.9
AH4R 2015-SFR1 (5)	543,480	18.2%	4.14%	28.3
AH4R 2015-SFR2 (5)	472,043	15.8%	4.36%	28.8
Exchangeable senior notes	115,000	3.9%	3.25%	1.9
Secured note payable	49,828	1.7%	4.06%	2.5
Total fixed rate debt	2,199,988	73.8%	4.26%	17.0

Total debt	$2,981,062	100.0%	3.78%	13.4

Unamortized discounts and loan costs	(58,488)
Total debt per balance sheet	$2,922,574
Note: Total interest expense for the quarter and year ended December 31, 2016, includes $2.6 million and $10.8 million of loan cost amortization, respectively, and $0.9 million and $4.6 million of noncash interest expense related to acquired debt, respectively. Total interest expense capitalized during the quarter and year ended December 31, 2016, was $0.7 million and $2.3 million, respectively.

Year	Floating Rate (6)	Fixed Rate	Total	% of Total
2017	$—	$21,683	$21,683	0.7%
2018	—	136,723	136,723	4.6%
2019	456,074	68,564	524,638	17.6%
2020	—	20,714	20,714	0.7%
2021	325,000	20,714	345,714	11.6%
2022	—	20,714	20,714	0.7%
2023	—	20,714	20,714	0.7%
2024	—	957,055	957,055	32.1%
2025	—	10,302	10,302	0.3%
2026	—	10,302	10,302	0.3%
Thereafter (5)	—	912,503	912,503	30.7%
Total	$781,074	$2,199,988	$2,981,062	100.0%
(1)     Interest rates on floating rate debt reflect stated rates as of end of period.

(2)
Our revolving credit facility provides for a borrowing capacity of up to $650.0 million through a fully extended maturity date of August 2020 and bears interest, based on our election, at a LIBOR rate plus a margin ranging from 1.75% to 2.30% or a base rate (generally determined according to a prime rate or federal funds rate) plus a margin ranging from 0.75% to 1.30%. The interest rate shown above reflects the Company's LIBOR borrowing rate, based on 1-month LIBOR and applicable margin, as of the end of the period. Balance reflects borrowings outstanding as of December 31, 2016.

(3)
Our term loan facility provides for a delayed draw borrowing capacity of up to $350.0 million through February 2017, with outstanding borrowings due, based on a fully extended maturity date, in August 2021, and bears interest, based on our election, at a LIBOR rate plus a margin ranging from 1.70% to 2.30% or a base rate (generally determined according to a prime rate or federal funds rate) plus a margin ranging from 0.70% to 1.30%. The interest rate shown above reflects the Company's LIBOR borrowing rate, based on 1-month LIBOR and applicable margin, as of the end of the period. Balance reflects borrowings outstanding as of December 31, 2016.

(4)
AH4R 2014-SFR1 bears interest at a duration-weighted blended interest rate of 1-month LIBOR plus 1.54%, subject to a LIBOR floor of 0.25%, and has an interest rate cap agreement through June 2017 with a LIBOR-based strike rate of 3.56%. Years to maturity reflects fully extended maturity date of June 2019, which is based on an initial two-year loan term and three, 12-month extension options, at the Company’s election, provided there is no event of default and compliance with certain other terms.

(5)
AH4R 2015-SFR1 and AH4R 2015-SFR2 have maturity dates in April 2045 and October 2045, respectively, with anticipated repayment dates in April 2025 and October 2025, respectively. In the event the loans are not repaid by each respective anticipated repayment date, the interest rate on each component is increased to a rate per annum equal to the sum of 3% plus the greater of: (a) the initial interest rate and (b) a rate equal to the sum of (i) the bid side yield to maturity for the “on the run” United States Treasury note with a 10 year maturity plus the mid-market 10 year swap spread, plus (ii) the component spread for each component.

(6)
Reflects our revolving credit facility based on fully extended maturity date of August 2020, our term loan facility based on fully extended maturity date of August 2021 and AH4R 2014-SFR1 securitization based on fully extended maturity date of June 2019.

Refer to "Defined Terms and Non-GAAP Reconciliations" for definitions of metrics and reconciliations to GAAP.	14

American Homes 4 Rent

Capital Structure as of December 31, 2016
(Amounts in thousands, except share and per share data)

Total Capitalization

Floating rate debt		$781,074
Fixed rate debt		2,199,988
Total debt		2,981,062	29.1%

Common shares outstanding (1)	243,375,557
Operating partnership units (1)	55,555,960
Total shares and units	298,931,517

NYSE AMH Class A common share closing price at December 31, 2016	$20.98

Market value of common shares and operating partnership units		6,271,583
Participating preferred shares (see below)		476,224
Perpetual preferred shares (see below)		498,750
Total equity capitalization		7,246,557	70.9%

Total market capitalization		$10,227,619	100.0%

(1)	Reflects total common shares and operating partnership units outstanding as of end of period.

Participating Preferred Shares

	Initial Redemption Period	Outstanding Shares	Current Liquidation Value (1)		Annual Dividend Per Share	Annual Dividend Amount
Series			Per Share	Total
5.0% Series A	9/30/2017 - 9/30/2020	5,060,000	$28.10	$142,168	$1.250	$6,325
5.0% Series B	9/30/2017 - 9/30/2020	4,400,000	$28.10	123,625	$1.250	5,500
5.5% Series C	3/31/2018 - 3/31/2021	7,600,000	$27.69	210,431	$1.375	10,450
		17,060,000		$476,224		$22,275

(1)
Current liquidation value reflects initial liquidation value, of $25.00 per share, adjusted by most recent quarterly HPA adjustment calculation, which is made available under the “For Investors” page of the Company’s website.

Perpetual Preferred Shares

	Earliest Redemption Date	Outstanding Shares	Liquidation Value		Annual Dividend Per Share	Annual Dividend Amount
Series			Per Share	Total
6.5% Series D	5/24/2021	10,750,000	$25.00	$268,750	$1.625	$17,469
6.35% Series E	6/29/2021	9,200,000	$25.00	230,000	$1.588	14,605
		19,950,000		$498,750		$32,074

Refer to "Defined Terms and Non-GAAP Reconciliations" for definitions of metrics and reconciliations to GAAP.	15

American Homes 4 Rent

Top 20 Markets Summary as of December 31, 2016
Property Information (1)

Market	Number of Properties	Percentage of Total Properties	Gross Book Value per Property	Avg. Sq. Ft.	Avg. Age (years)
Dallas-Fort Worth, TX	4,342	9.2%	$161,536	2,121	13.2
Atlanta, GA	4,039	8.5%	163,705	2,109	15.8
Houston, TX	3,153	6.7%	162,471	2,114	11.1
Indianapolis, IN	2,901	6.1%	151,021	1,933	14.2
Phoenix, AZ	2,773	5.9%	161,551	1,814	14.2
Charlotte, NC	2,861	6.0%	174,823	2,031	13.5
Nashville, TN	2,428	5.1%	198,175	2,093	12.5
Greater Chicago area, IL and IN	2,048	4.3%	180,263	1,897	15.3
Cincinnati, OH	1,952	4.1%	171,969	1,846	14.7
Raleigh, NC	1,830	3.9%	175,930	1,845	12.2
Tampa, FL	1,759	3.7%	186,554	1,950	13.3
Jacksonville, FL	1,667	3.5%	153,852	1,901	12.9
Orlando, FL	1,557	3.3%	169,433	1,871	15.6
Columbus, OH	1,557	3.3%	156,103	1,830	15.4
Salt Lake City, UT	1,048	2.2%	220,185	2,131	15.6
Las Vegas, NV	1,023	2.2%	174,508	1,841	13.9
San Antonio, TX	1,002	2.1%	155,204	2,010	13.9
Winston Salem, NC	762	1.6%	149,325	1,730	13.0
Austin, TX	694	1.5%	151,461	1,850	12.6
Charleston, SC	763	1.6%	181,023	1,878	10.9
All Other (3)	7,144	15.2%	188,233	1,875	13.7
Total / Average	47,303	100.0%	$171,810	1,960	13.8
Leasing Information (1)

Market	Leased Percentage (2)	Occupancy Percentage (2)	Avg. Contractual Monthly Rent Per Property (2)	Avg. Change in Rent for Renewals	Avg. Change in Rent for Re-Leases
Dallas-Fort Worth, TX	95.2%	94.7%	$1,612	3.8%	3.2%
Atlanta, GA	93.9%	93.3%	1,413	4.2%	6.7%
Houston, TX	94.3%	94.1%	1,586	2.6%	(2.4)%
Indianapolis, IN	96.0%	95.8%	1,320	2.0%	0.1%
Phoenix, AZ	96.6%	96.1%	1,186	3.4%	8.3%
Charlotte, NC	93.6%	92.7%	1,457	3.6%	3.6%
Nashville, TN	93.0%	92.4%	1,607	3.7%	2.4%
Greater Chicago area, IL and IN	96.6%	96.3%	1,740	2.8%	0.5%
Cincinnati, OH	97.4%	97.0%	1,485	2.5%	1.7%
Raleigh, NC	94.4%	94.2%	1,411	2.9%	2.4%
Tampa, FL	92.8%	92.1%	1,587	3.1%	2.9%
Jacksonville, FL	93.8%	93.0%	1,390	2.9%	2.6%
Orlando, FL	97.6%	96.9%	1,472	3.8%	4.8%
Columbus, OH	91.6%	91.1%	1,487	3.3%	5.0%
Salt Lake City, UT	97.9%	97.1%	1,551	2.6%	4.5%
Las Vegas, NV	97.4%	96.8%	1,384	3.6%	6.1%
San Antonio, TX	94.4%	94.3%	1,450	2.9%	1.5%
Winston Salem, NC	95.8%	95.4%	1,231	2.6%	1.5%
Austin, TX	95.8%	95.5%	1,441	3.3%	4.7%
Charleston, SC	91.0%	89.9%	1,555	3.0%	4.1%
All Other (3)	93.7%	93.2%	1,517	3.3%	1.9%
Total / Average	94.7%	94.2%	$1,482	3.3%	2.7%

(1)	Property and leasing information excludes held for sale properties.

(2)	Leased percentage, occupancy percentage and average contractual monthly rent per property are reflected as of end of period.

(3)	Represents 22 markets in 16 states.

Refer to "Defined Terms and Non-GAAP Reconciliations" for definitions of metrics and reconciliations to GAAP.	16

American Homes 4 Rent

Leasing Performance

	4Q15	1Q16	2Q16	3Q16	4Q16
Average change in rent for re-leases	2.4%	4.7%	7.5%	5.0%	2.7%
Average change in rent for renewals	3.7%	4.1%	4.1%	3.4%	3.3%

Scheduled Lease Expirations

	MTM	1Q17	2Q17	3Q17	4Q17	Thereafter
Lease expirations	1,715	10,665	12,605	11,200	7,254	1,359

Top 20 Markets Home Price Appreciation Trends

The table below summarizes historic changes in the House Price Index of the Federal Housing Finance Agency (“FHFA”), known as the Quarterly Purchase-Only Index, specifically the non-seasonally adjusted “Purchase-Only Index” for the “100 Largest Metropolitan Statistical Areas”, which is used for purposes of computing the “HPA Factor” for our 5% Series A participating preferred shares, 5% Series B participating preferred shares and 5.5% Series C participating preferred shares as described in the prospectuses for those securities.

	HPA Index (1)										HPA Index Change
	Dec 31, 2012	Dec 31, 2013	Dec 31, 2014	Mar 31, 2015	Jun 30, 2015	Sep 30, 2015	Dec 31, 2015	Mar 31, 2016	Jun 30, 2016	Sep 30, 2016
Market
Dallas-Fort Worth, TX (2)	100.0	108.4	115.2	119.8	124.8	126.8	127.6	130.4	136.5	139.4	39.4%
Indianapolis, IN	100.0	106.4	112.3	113.9	116.8	117.4	117.8	117.7	124.3	127.1	27.1%
Atlanta, GA	100.0	114.2	122.3	124.7	131.6	132.6	132.0	133.8	141.8	143.9	43.9%
Charlotte, NC	100.0	113.4	118.8	120.1	126.2	124.9	126.8	129.5	131.3	136.2	36.2%
Greater Chicago area, IL and IN	100.0	111.0	115.1	114.0	119.7	120.9	118.8	118.4	124.1	126.3	26.3%
Houston, TX	100.0	110.8	123.1	123.0	126.8	128.6	130.1	126.7	128.9	131.3	31.3%
Cincinnati, OH	100.0	104.9	111.2	110.3	114.0	116.5	115.7	113.8	120.4	121.3	21.3%
Tampa, FL	100.0	113.0	121.1	123.1	127.5	131.6	132.3	137.3	141.8	145.6	45.6%
Jacksonville, FL	100.0	114.2	121.7	121.3	130.8	132.0	127.7	134.3	141.5	142.4	42.4%
Nashville, TN	100.0	111.0	117.4	120.6	125.8	126.5	131.1	129.9	138.1	140.7	40.7%
Raleigh, NC	100.0	106.7	111.6	114.1	116.9	120.8	120.0	122.6	126.4	127.3	27.3%
Phoenix, AZ	100.0	118.0	123.3	125.9	129.4	133.9	135.9	136.7	140.7	143.7	43.7%
Columbus, OH	100.0	108.9	114.5	117.2	120.8	123.1	120.8	120.5	127.6	132.5	32.5%
Salt Lake City, UT	100.0	109.4	114.5	117.4	120.4	123.7	123.2	125.7	130.5	134.1	34.1%
Orlando, FL	100.0	110.3	123.5	124.4	129.3	131.8	135.4	137.0	140.9	146.0	46.0%
Las Vegas, NV	100.0	125.1	141.3	141.8	142.9	149.4	149.0	151.2	157.0	161.9	61.9%
San Antonio, TX	100.0	101.1	108.0	113.0	117.3	116.0	113.9	117.0	119.7	126.7	26.7%
Denver, CO	100.0	111.0	121.5	128.1	134.2	136.4	136.5	140.5	148.7	150.6	50.6%
Austin, TX	100.0	110.1	122.2	127.3	133.7	134.3	133.9	138.4	143.2	146.0	46.0%
Greenville, SC	100.0	104.1	110.8	114.9	116.7	115.0	117.8	120.6	125.0	125.5	25.5%
Average											37.4%

(1)
Updates to the Quarterly Purchase-Only Index are released by the FHFA on approximately the 20th day of the second month following quarter-end. Accordingly, information in the above table has been presented through September 30, 2016. For the illustrative purposes of this table, the HPA Index has been indexed as of December 31, 2012, and, as such, HPA Index values presented are relative measures calculated in relation to the baseline index value of 100.0 as of December 31, 2012.

(2)	Our Dallas-Fort Worth, TX market is comprised of the Dallas-Plano-Irving and Fort Worth-Arlington Metropolitan Divisions.

Refer to "Defined Terms and Non-GAAP Reconciliations" for definitions of metrics and reconciliations to GAAP.	17

American Homes 4 Rent

Disposition Summary
(Amounts in thousands, except property data)

	Single-Family Properties Held for Sale (1)			Single-Family Properties Sold 4Q16
Market	Vacant	Leased	Total	Number of Properties	Net Proceeds
Greater Chicago area, IL and IN	102	351	453	57	$4,167
Indianapolis, IN	179	208	387	—	—
Miami, FL	18	29	47	7	2,093
Central Valley, CA	2	44	46	6	961
Atlanta, GA	24	16	40	6	916
Inland Empire, CA	7	21	28	5	1,141
San Antonio, TX	5	12	17	1	87
Raleigh, NC	5	7	12	—	—
Phoenix, AZ	2	8	10	5	553
Denver, CO	2	7	9	18	3,812
Las Vegas, NV	—	9	9	1	76
Memphis, TN	4	4	8	6	489
Oklahoma City, OK	3	4	7	—	—
Tucson, AZ	2	5	7	1	93
Dallas-Fort Worth, TX	2	4	6	4	329
Charlotte, NC	2	4	6	1	191
Nashville, TN	1	4	5	2	397
Orlando, FL	5	—	5	—	—
Houston, TX	—	4	4	2	229
Charleston, SC	2	1	3	—	—
All Other (2)	6	4	10	5	1,162
Total	373	746	1,119	127	$16,696

(1)	Reflects single-family properties held for sale as of December 31, 2016.

(2)	Represents 7 markets in 5 states.
Share Repurchase History
(Amounts in thousands, except share and per share data)

Board authorization announced on 9/21/15		$300,000

Quarterly Period	Shares Repurchased	Purchase Price	Avg. Price Paid Per Share
3Q15	3,407,046	$53,679	$15.76
4Q15	226,556	3,601	15.89
1Q16	4,930,783	75,947	15.40
2Q16	1,284,873	20,027	15.59
3Q16	—	—	—
4Q16	—	—	—
Total	9,849,258	$153,254	$15.56

	Remaining authorization:	$146,746
ATM Share Issuance History
(Amounts in thousands, except share and per share data)

Board authorization announced on 11/10/16		$400,000

Quarterly Period	Common Shares Issued	Gross Proceeds	Average Issuance Price Per Share
4Q16	4,919,948	$103,983	$21.13
Total	4,919,948	$103,983	$21.13

	Remaining authorization:	$296,017

Refer to "Defined Terms and Non-GAAP Reconciliations" for definitions of metrics and reconciliations to GAAP.	18

American Homes 4 Rent

Defined Terms and Non-GAAP Reconciliations
Average Change in Rent for Re-Leases
Average change in rent for re-leases is calculated as the percentage change in annual rent on properties re-leased during the period, compared to annual rent of the previous expired lease for each individual property.

Average Change in Rent for Renewals
Average change in rent for renewals is calculated as the percentage change in rent on non-month-to-month lease renewals during the period.

Core Net Operating Income ("Core NOI"), Same-Home Core NOI and Same-Home Core NOI after capital expenditures
Core NOI and Same-Home Core NOI are supplemental non-GAAP financial measures that we define as core revenues from single-family properties, which is calculated as rents and fees from single-family properties, net of bad debt expense, less core property operating expenses, which is calculated as property operating expenses excluding expenses reimbursed by tenant charge-backs and bad debt expense.

Core NOI and Same-Home Core NOI also excludes (1) noncash fair value adjustments associated with remeasuring our Series E convertible units liability and preferred shares derivative liability to fair value, (2) noncash gain or loss on conversion of convertible units, (3) gain or loss on early extinguishment of debt, (4) gain or loss on sale of single-family properties, (5) depreciation and amortization, (6) acquisition fees and costs expensed incurred with recent business combinations and the acquisition of individual properties, (7) noncash share-based compensation expense, (8) interest expense, (9) general and administrative expense, (10) other expenses and (11) other revenues. We further adjust Same-Home Core NOI by subtracting capital expenditures to calculate Same-Home Core NOI after capital expenditures, which we believe is a meaningful supplemental non-GAAP financial measure because it more fully reflects our operating performance after the impact of all property-level expenditures, regardless of whether they are capitalized or expensed.

We consider Core NOI, Same-Home Core NOI and Same-Home Core NOI after capital expenditures to be meaningful financial measures because we believe they are helpful to investors in understanding the operating performance of our single-family properties without the impact of certain operating expenses that are reimbursed through tenant charge-backs.

Core NOI, Same-Home Core NOI and Same-Home Core NOI after capital expenditures should be considered only as supplements to net income (loss) as a measure of our performance. Core NOI, Same-Home Core NOI and Same-Home Core NOI after capital expenditures should not be used as measures of our liquidity, nor are they indicative of funds available to fund our cash needs, including our ability to pay dividends or make distributions. Core NOI, Same-Home Core NOI and Same-Home Core NOI after capital expenditures also should not be used as substitutes for net income (loss) or net cash flows from operating activities (as computed in accordance with GAAP).

The following are reconciliations of core revenues, core property operating expenses, Core NOI, Same-Home Core NOI and Same-Home Core NOI after capital expenditures to their respective GAAP metrics for the quarters and years ended December 31, 2016 and 2015 (amounts in thousands):

	For the Three Months Ended Dec 31,		For the Years Ended Dec 31,
	2016	2015	2016	2015
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Total revenues	$227,559	$172,587	$878,889	$630,576
Tenant charge-backs	(23,177)	(16,331)	(95,254)	(56,546)
Bad debt expense	(1,877)	(972)	(6,969)	(5,977)
Other revenues	(2,987)	(1,885)	(15,798)	(6,665)
Core revenues	$199,518	$153,399	$760,868	$561,388

19

American Homes 4 Rent

Defined Terms and Non-GAAP Reconciliations (continued)

	For the Three Months Ended Dec 31,		For the Years Ended Dec 31,
	2016	2015	2016	2015
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Property operating expenses	$95,476	$76,456	$386,474	$292,155
Property operating expenses for vacant single-family properties (1)	—	(984)	—	(11,248)
Expenses reimbursed by tenant charge-backs	(23,177)	(16,331)	(95,254)	(56,546)
Bad debt expense	(1,877)	(972)	(6,969)	(5,977)
Core property operating expenses	$70,422	$58,169	$284,251	$218,384

(1)	Beginning January 1, 2016, property operating expenses for vacant single-family properties has been included in property operating expenses in the consolidated statements of operations.

	For the Three Months Ended Dec 31,		For the Years Ended Dec 31,
	2016	2015	2016	2015
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Net income (loss) attributable to common shareholders	$2,391	$(20,474)	$(33,542)	$(84,577)
Dividends on preferred shares	13,587	5,569	40,237	22,276
Noncontrolling interest	(6,640)	3,558	3,751	14,353
Net income (loss)	9,338	(11,347)	10,446	(47,948)
Remeasurement of preferred shares	4,080	2,530	7,020	4,830
Remeasurement of Series E units	—	1,356	—	(2,100)
Gain on conversion of Series E units	—	—	(11,463)	—
Loss on early extinguishment of debt	—	—	13,408	—
Gain on sale of single-family properties, net	(1,995)	—	(14,569)	—
Depreciation and amortization	74,164	62,163	298,677	242,848
Acquisition fees and costs expensed	544	5,280	11,443	19,577
Noncash share-based compensation expense	892	782	3,636	3,125
Interest expense	31,538	27,874	130,847	89,413
General and administrative expense	8,026	6,409	30,992	24,906
Property operating expenses for vacant single-family properties (1)	—	984	—	11,248
Other expenses	5,496	1,084	11,978	3,770
Other revenues	(2,987)	(1,885)	(15,798)	(6,665)
Tenant charge-backs	23,177	16,331	95,254	56,546
Expenses reimbursed by tenant charge-backs	(23,177)	(16,331)	(95,254)	(56,546)
Bad debt expense excluded from operating expenses	1,877	972	6,969	5,977
Bad debt expense included in revenues	(1,877)	(972)	(6,969)	(5,977)
Core net operating income	129,096	95,230	476,617	343,004
Less: Non-Same-Home core net operating income	59,885	32,338	210,283	98,172
Same-Home core net operating income	69,211	62,892	266,334	244,832
Less: Same-Home capital expenditures	3,469	3,856	17,347	22,756
Same-Home core net operating income after capital expenditures	$65,742	$59,036	$248,987	$222,076

(1)	Beginning January 1, 2016, property operating expenses for vacant single-family properties has been included in property operating expenses in the consolidated statements of operations.

20

American Homes 4 Rent

Defined Terms and Non-GAAP Reconciliations (continued)
EBITDA / Adjusted EBITDA
EBITDA is defined as earnings before interest, taxes, depreciation and amortization. EBITDA is a non-GAAP financial measure and is used by us and others as a supplemental measure of performance. Adjusted EBITDA is a supplemental non-GAAP financial measure calculated by adjusting EBITDA for (1) acquisition fees and costs expensed incurred with recent business combinations and the acquisition of individual properties, (2) net gain or loss on sale / impairment of single-family properties, (3) noncash share-based compensation expense, (4) gain or loss on early extinguishment of debt, (5) gain or loss on conversion of convertible units and (6) noncash fair value adjustments associated with remeasuring our Series E convertible units liability and preferred shares derivative liability to fair value. We consider Adjusted EBITDA to be a meaningful financial measure of operating performance because it excludes the impact of various income and expense items that are not indicative of operating performance.

The following is a reconciliation of net income (loss) attributable to common shareholders, determined in accordance with GAAP, to EBITDA and Adjusted EBITDA for the quarters and years ended December 31, 2016 and 2015 (amounts in thousands):

	For the Three Months Ended Dec 31,		For the Years Ended Dec 31,
	2016	2015	2016	2015
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Net income (loss) attributable to common shareholders	$2,391	$(20,474)	$(33,542)	$(84,577)
Dividends on preferred shares	13,587	5,569	40,237	22,276
Noncontrolling interest	(6,640)	3,558	3,751	14,353
Net income (loss)	9,338	(11,347)	10,446	(47,948)
Interest expense	31,538	27,874	130,847	89,413
Depreciation and amortization	74,164	62,163	298,677	242,848
EBITDA	$115,040	$78,690	$439,970	$284,313

Noncash share-based compensation expense	892	782	3,636	3,125
Acquisition fees and costs expensed	544	5,280	11,443	19,577
Loss (gain) on sale / impairment of single-family properties, net	1,508	—	(9,599)	—
Loss on early extinguishment of debt	—	—	13,408	—
Gain on conversion of Series E units	—	—	(11,463)	—
Remeasurement of Series E units	—	1,356	—	(2,100)
Remeasurement of preferred shares	4,080	2,530	7,020	4,830
Adjusted EBITDA	$122,064	$88,638	$454,415	$309,745

Economic Occupancy
Economic occupancy is calculated as core revenues divided by the product of (1) quarterly average contractual monthly rent, (2) total number of properties and (3) number of months in the period.

FFO / Core FFO / Adjusted FFO attributable to common share and unit holders
FFO attributable to common share and unit holders is a non-GAAP financial measure that we calculate in accordance with the White Paper on FFO approved by the Board of Governors of the National Association of Real Estate Investment Trusts (“NAREIT”), which defines FFO as net income or loss calculated in accordance with GAAP, excluding extraordinary items, as defined by GAAP, gains and losses from sales or impairment of real estate, plus real estate-related depreciation and amortization (excluding amortization of deferred financing costs and depreciation of non-real estate assets), and after adjustment for unconsolidated partnerships and joint ventures.

21

American Homes 4 Rent

Defined Terms and Non-GAAP Reconciliations (continued)
Core FFO attributable to common share and unit holders is a non-GAAP financial measure that we use as a supplemental measure of our performance. We compute this metric by adjusting FFO attributable to common share and unit holders for (1) acquisition fees and costs expensed incurred with recent business combinations and the acquisition of individual properties, (2) noncash share-based compensation expense, (3) noncash interest expense related to acquired debt, (4) gain or loss on early extinguishment of debt, (5) noncash gain or loss on conversion of convertible units and (6) noncash fair value adjustments associated with remeasuring our Series E convertible units liability and preferred shares derivative liability to fair value.

Adjusted FFO attributable to common share and unit holders is a non-GAAP financial measure that we use as a supplemental measure of our performance. We compute this metric by adjusting Core FFO attributable to common share and unit holders for (1) recurring capital expenditures that are necessary to help preserve the value and maintain functionality of our properties and (2) actual leasing costs incurred during the period. As many of our homes are still recently acquired and / or renovated, we estimate recurring capital expenditures for our entire portfolio by multiplying (a) current period actual capital expenditures per Same-Home property by (b) our total number of properties, excluding non-stabilized and held for sale properties.

We present FFO attributable to common share and unit holders, as well as on a per FFO share and unit basis, because we consider this metric to be an important measure of the performance of real estate companies, as do many analysts in evaluating the Company. We believe that FFO attributable to common share and unit holders is a helpful measure of a REIT’s performance since this metric excludes depreciation, which is included in computing net income and assumes the value of real estate diminishes predictably over time. We believe that real estate values fluctuate due to market conditions and in response to inflation.

We also believe that Core FFO and Adjusted FFO attributable to common share and unit holders, as well as on a per FFO share and unit basis, are helpful to investors as supplemental measures of the operating performance of the Company as they allow investors to compare our operating performance to prior reporting periods without the effect of certain items that, by nature, are not comparable from period to period.

FFO, Core FFO and Adjusted FFO attributable to common share and unit holders are not a substitute for net cash flow provided by operating activities or net income (loss) per share, as determined in accordance with GAAP, as a measure of our liquidity, operating performance or ability to pay dividends. These metrics also are not necessarily indicative of cash available to fund future cash needs. Because other REITs may not compute these measures in the same manner, they may not be comparable among REITs.

Refer to Funds from Operations for a reconciliation of these metrics to net income or loss attributable to common shareholders, determined in accordance with GAAP.

FFO Shares and Units
FFO shares and units includes weighted-average common shares and operating partnership units outstanding.

Leased Property
A property is classified as leased upon the execution (i.e., signature) of a lease agreement.

Occupied Property
A property is classified as occupied upon commencement (i.e., start date) of a lease agreement, which can occur contemporaneously with or subsequent to execution (i.e., signature).

Retention Rate
Retention rate is calculated as the number of renewed leases in a given period divided by the sum of total lease expirations and early terminations during the same period.

22

American Homes 4 Rent

Defined Terms and Non-GAAP Reconciliations (continued)
Same-Home Property
A property is classified as Same-Home if it has been stabilized longer than 90 days prior to the beginning of the earliest period presented under comparison. A property is removed from Same-Home if it has been classified as held for sale or has been taken out of service as a result of a casualty loss.

Stabilized Property
Single-family properties that we acquire individually (i.e., not through a bulk purchase) are classified as either stabilized or non-stabilized. A property is classified as stabilized once it has been renovated and then initially leased or available for rent for a period greater than 90 days.

Total Debt
Total debt includes principal balances on asset-backed securitizations, exchangeable senior notes, secured notes payable and borrowings outstanding under our revolving credit facility and term loan facility as of end of period and excludes unamortized discounts on acquired debt, the value of exchangeable senior notes classified within equity and unamortized deferred loan costs.

Total Equity Capitalization
Total equity capitalization represents the market value of all outstanding common shares and operating partnership units (based on the NYSE AMH Class A common share closing price as of end of period) and the current liquidation value of preferred shares as of end of period.

Total Market Capitalization
Total market capitalization includes total equity capitalization and total debt.

Turnover Rate
Turnover rate is calculated as the number of tenant move-outs during the period, divided by total number of properties.

23

Corporate Information	Executive Management
American Homes 4 Rent	David P. Singelyn
30601 Agoura Road, Suite 200	Chief Executive Officer
Agoura Hills, CA 91301
Phone: (805) 413-5300	Jack Corrigan
Website: www.americanhomes4rent.com	Chief Operating Officer

Investor Relations	Diana M. Laing
Phone: (855) 794-AH4R (2447)	Chief Financial Officer
Email: investors@ah4r.com

Analyst Coverage (1)

Bank of America / Merrill Lynch	FBR Capital Markets & Co	Green Street Advisors
Jeffrey Spector	David Corak	Dave Bragg
jeff.spector@baml.com	dcorak@fbr.com	dbragg@greenst.com
(646) 855-1363	(703) 312-1610	(949) 640-8780

GS Global Investment Research	JMP Securities	JP Morgan Securities
Andrew Rosivach	Aaron Hecht	Anthony Paolone
andrew.rosivach@gs.com	ahecht@jmpsecurities.com	anthony.paolone@jpmorgan.com
(212) 902-2796	(415) 835-3963	(212) 622-6682

Keefe, Bruyette & Woods, Inc.	Mizuho Securities USA Inc.	Morgan Stanley
Jade Rahmani	Haendel St. Juste	Richard Hill
jrahmani@kbw.com	haendel.st.juste@mizuho-sc.com	richard.hill1@morganstanley.com
(212) 887-3882	(212) 205-7860	(212) 761-9840

Raymond James & Associates, Inc.	Wells Fargo Securities	Zelman & Associates
Buck Horne	Jeff Donnelly	Dennis McGill
buck.horne@raymondjames.com	jeff.donnelly@wellsfargo.com	dennis@zelmanassociates.com
(727) 567-2561	(617) 603-4262	(212) 993-5833

(1)
The sell-side analysts listed above follow American Homes 4 Rent ("AMH"). Any opinions, estimates or forecasts regarding AMH's performance made by these analysts are theirs alone and do not represent the opinions, forecasts or predictions of AMH or its management. AMH does not by its reference above or distribution imply its endorsement of or concurrence with such information, conclusions, or recommendations. The above list may not be complete and is subject to change as firms add or discontinue coverage.